Exhibit 10.6
EXHIBIT 2.3
Escrow Agreement
This ESCROW AGREEMENT (this “Agreement”) is entered into as of January __, 1998, by and among Allot Communications Ltd., an Israeli company (registered no. 51-239477 6) having its main place of business at Derech Hasharon 12, Kfar Saba 44269 ( the “Company”), Yigal Jacoby, ID # 056810005, whose address is 9 Nordeau Street. Raanana (the “Founder”), and Ravillan, Bentzur & Co., Law Offices, of 76 Rothschild Blvd Tel Aviv (the “Escrow Agent”).
RECITALS

WHEREAS,	the Company, the Founder and others have entered on January ___, 1998, into a Share Purchase and Shareholders Agreement (the “Purchase Agreement”, all capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement), and

WHEREAS,	pursuant to the Purchase Agreement, the Founder shall purchase, directly or indirectly, from the Company, and the Company shall issue to the Founder, at the Closing under the Purchase Agreement, 270,892 Ordinary Shares of the Company par value NIS 0.01 (the “Jacoby Shares”), in consideration of the payment to the Company by Founder of US$2.215 (two dollars and twenty one and one half cents) for each Ordinary Share, totaling US$600,000 (six hundred thousand US dollars) (the “Purchase Price”), and

WHEREAS,	the Purchase Agreement provides that, notwithstanding the aforesaid, the Founder shall pay at Closing to the Company only the nominal value of the Jacoby Shares, with the remainder of the purchase price thereof to be paid in the future, if and when the Founder shall sell the Jacoby Shares, and to ensure such payment, the Jacoby Shares also be placed in escrow, all as set forth in an escrow agreement; and

WHEREAS,	the Company and the Founder have requested Escrow Agent, and Escrow Agent has agreed, to hold the Jacoby Shares in escrow upon the terms and conditions set forth hereinbelow,
NOW, THEREFORE, in consideration of their mutual covenants and undertakings contained herein, and intending to be legally bound, the parties hereto hereby agree as follows:
1.	Purpose of Agreement

The sole purpose of this Agreement is to authorize and enable Escrow Agent to take and to hold the Jacoby Shares and to act with regard to such Jacoby Shares in accordance with the instructions set forth herein. The Escrow Agent shall be regarded at all times as a mere escrow agent with respect to his holding of the Jacoby Shares and, in such capacity, shall have no beneficial right, title or interest in the Jacoby Shares or in dividends or distributions of any kind paid or made in respect of the Jacoby Shares, or in the proceeds of any sale, exchange or other disposition of the Jacoby Shares. The Jacoby Shares shall be conclusively deemed to be held by Escrow Agent on behalf of the Founder, subject to the provisions hereof.

2.	Deposit of Jacoby Shares in Escrow: Rights and Actions; Transfer
2.1.	At the Closing of the transaction pursuant to the Purchase Agreement, the Company shall issue to the Escrow Agent the Jacoby Shares and shall deliver to it share certificates representing the Jacoby Shares. The Escrow Agent shall hold such Shares and certificates in trust until such time that the same are either forfeited by the Company under Section 1 hereof or released from escrow under Section 5 hereof, all as herein provided.
2.1.1	Bonus Shares distributed in the Company in respect of the Jacoby Shares shall be issued to the Escrow Agent, who shall hold them until such time that the same are released from escrow as herein provided (all such bonus shares shall be treated hereunder identically to the Jacoby Shares to which they are attributable)
2.2.	Notwithstanding the aforesaid, unless and until the Jacoby Shares are fully paid up and the Purchase Price has been fully paid to the Company.
2.2.1	The Escrow Agent shall not be entitled to receive notices of, or to attend, general meetings of the shareholders of the Company not to vote therein for any purpose on behalf of the Jacoby Shares having voting rights.

2.2.2	Neither the Founder nor the Escrow Agent shall be entitled, in respect of the Jacoby Shares, to any monetary or asset dividends, options or other distributions distributed to the shareholders of the Company.

2.2.3	In the event that an offer is made to the Escrow Agent by another shareholder in the Company (under right of first refusal provisions), or by the Company (under preemptive rights provisions), to purchase shares or other securities of the Company, neither the Founder nor the Escrow Agent shall be entitled, in respect of the Jacoby Shares, to accept such offer.
2.3.	The Founder shall not be entitled to, and the Escrow Agent shall not act upon any instruction of the Founder in connection with, any sale, assignment, transfer, pledge, lien, the grant of any option or other right in or other disposal of (collectively, “Transfer”) all or any part of the Jacoby Shares, unless the Escrow Agent is entitled, and shall take all action necessary to ensure, that as part of any such Transfer the Purchase Price shall be paid in full to the Company before

Jacoby receives any proceeds of such Transfer (a “Permitted Transfer”). Notwithstanding the aforesaid, the Founder shall not be entitled to, and the Escrow Agent shall not act upon any instruction of the Founder in connection with, any Transfer in breach of the Founder’s undertaking pursuant to Section 752 of the Purchase Agreement.
3.	Release of Jacoby Shares
3.1.	Upon the payment by the Founder to the Company of the Purchase Price, the Company shall give written notice thereof to the Escrow Agent. When such notice is received by the Escrow Agent it shall deliver to the Founder an executed Share Transfer Deed and the appropriate share certificate relating to the Jacoby Shares together with all bonus shares received by it theretofore and attributable to such Shares. The Founder shall then submit the Share Transfer Deed and the appropriate share certificate to the Company and the Company shall register the transfer of such Shares and issue a replacement share certificate in the name of the Founder.
4.	Termination Upon Liquidity Event Forfeiture
4.1.	Notwithstanding anything to the contrary set forth herein, the Founder shall be obligated to pay to the Company the Purchase Price or have the Jacoby Shares forfeited, upon the consummation of (i) an IPO of the Company’s securities, (ii) a merger of the Company with or into another entity, (iii) a consolidation or a similar reorganization or business combination of the Company, (iv) a sale of all or substantially all of the Company’s issued and outstanding share capital, or (v) the issuance by the Company of more than 50% of its outstanding share capital, post issuance, on an as converted basis (“Liquidity Event”).

4.2.	If the Founder has not paid to the Company the Purchase Price upon the occurrence of a Liquidity Event, then the Company shall forfeit the unpaid Jacoby Shares in escrow with the Escrow Agent, together with all bonus shares received by it theretofore and attributable to such Shares.
5.	Release of Escrow Agent

All responsibilities and obligations of the Escrow Agent under the terms of this Agreement shall terminate at such time as the Escrow Agent shall have delivered or made available to the Founder, or on his behalf, or to the Company for forfeiture, all Jacoby Shares or deeds or other documents required to transfer the Jacoby Shares to Jacoby or on his behalf or to forfeit the Shares, as applicable. Such termination of Escrow Agent’s responsibilities and obligations shall not prejudice in any way or manner Escrow Agent’s rights hereunder including under Sections 6–9 hereof.

6.	Actions of Escrow Agent; Refusal to Act
6.1.	The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization or other document that the Escrow Agent believes to be genuine, provided, however, that Escrow Agent shall give all parties hereto prior written notice of at least seven days before it takes any action — or fails to act — based on such notice, document etc. The Escrow Agent may confer with legal counsel in the event the provisions hereof, or its duties hereunder, so require, and it shall incur no liability and it shall be fully protected in acting in accordance with the opinions and instructions of such counsel.

6.2.	In the event of any disagreement resulting in adverse claims or demands being made by the parties to this Agreement in connection with any of the Jacoby Shares, or in the event that the Escrow Agent is in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue to so refrain from acting until (a) the rights of all parties have been fully and finally adjudicated by a court of competent jurisdiction, or (b) all differences shall have been adjudged or all doubt resolved by agreement among the parties to this Agreement and the Escrow Agent shall have been notified thereof in writing signed by such parties. In addition to the foregoing remedies, the Escrow Agent is hereby authorized, in the event of any doubt as to its course of action, to petition a court of competent jurisdiction for instructions. In any event, the Company hereby agrees to hold the Escrow Agent harmless from all liability or loss occasioned thereby and to pay any and all of its costs, expenses and attorneys’ fees incurred in any such action, and agrees that on such petition or interpleader action the Escrow Agent, its servants, agents, employees and officers will be relieved of any further liability.
7.	Action of Escrow Agent Not Conclusive

For the avoidance of doubt the parties hereto confirm that their mutual rights and obligations shall always be governed by the provisions of the Purchase Agreement, and that the action or inaction of the Escrow Agent hereunder, in any matter whatsoever, shall not change any of their substantive rights under the Purchase Agreement.

8.	Fees, Reimbursement of Expenses

Escrow Agent shall be entitled to receive from the Company its fees, as shall be agreed upon between Escrow Agent and the Company, and reimbursement for all reasonable out-of-pocket expenses incurred by Escrow Agent in the performance of its services hereunder.

9.	Indemnification

In connection with the performance of the escrow services hereunder (and of any other or additional escrow services which may be requested in the future), Escrow Agent shall not have or incur any liability whatsoever by reason of any act or omission of Escrow Agent, whether based upon mistake of fact or law, error of judgment, negligence or otherwise, on condition only that the said acts or omissions are in good faith, and the Company shall indemnify Escrow Agent and hold it harmless, against and from any and all loss, cost, liability, damage or expenses which it may incur by reason of any such act or omission on the condition aforesaid.

10.	Resignation of Escrow Agent

Escrow Agent may resign at any time upon thirty (30) days prior written notice to the parties hereto. Upon the resignation to Escrow Agent, Escrow Agent shall transfer the Jacoby Shares to the escrow agent appointed to replace it or according to the written instructions of all parties hereto.

11.	Miscellaneous
11.1.	This Agreement may not be modified or amended except by mutual written agreement of all the parties hereto. However, a party hereto may waive the observance of any of the terms hereof in respect of his or its rights only.

11.2.	This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, provided, however, that Escrow Agent shall have no right to assign or transfer the Jacoby Shares or the Warrant Certificates to any party other than as specified in this Agreement.

1.1	Consistent with the terms and conditions hereof, each party hereto will execute and deliver such instruments certificates and other documents, and take such other action as any other party hereto may reasonably require in order to carry out the purpose of this Agreement and the transactions contemplated hereby.

1.2	This Agreement shall be governed and enforced in accordance with the laws of the State of Israel.

1.3	This Agreement contains the entire agreement of the parties with relations to the subject matter hereof, and cancels and supersedes all prior and contemporaneous negotiations, correspondence, understandings and agreements (oral or written) of the parties relating to such subject matter.

1.4	In case any one or some of the provisions contained in this Agreement shall for any reason to be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

1.5	This Agreement may be executed in multiple counterparts, which taken together shall constitute a single document.

1.6	Any notice under this Agreement shall be in writing and shall be deemed to have been duly given for all purposes (a) seven (7) days after it is mailed by registered mail; (b) upon the transmittal thereof by telecopier; or (c) upon the manual delivery thereof, to the respective addressee or fax numbers set forth above or to such other address of which notice as aforesaid is actually received.
IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first set forth above.

/s/: Allot Communications Ltd.

Allot Communications Ltd.

/s/: Yigal Jacoby

Yigal Jacoby

Ravillan, Bentzur & Co.